EXHIBIT 23.1








                   CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Time Warner Inc. ("TWI") for the registration of 8,349,732 Shares of Common Stock (Par Value $1.00) and to the incorporation by reference therein of our reports dated February 7, 1995, with respect to the consolidated financial statements and schedule of TWI and Time Warner Entertainment Company, L.P. included in TWI's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Amendment No. 1 thereto dated June 28, 1995 ("TWI's 1994 Form 10-K"), and our report dated March 3, 1995, with respect to the combined financial statements of the Time Warner Service Partnerships incorporated by reference in TWI's 1994 Form 10-K, filed with the Securities and Exchange Commission.


                                   /s/ Ernst & Young LLP
                                   ---------------------
                                   ERNST & YOUNG LLP


New York, New York
August 4, 1995